Exhibit 23.6
To the Board of Directors
of Vale S.A. (“Vale”)
Ladies and Gentlemen:
Snowden Mining Industry Consultants Pty Ltd hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Vale’s Annual Report on Form 20-F for the year ended December 31, 2009, in which Snowden Mining Industry Consultants Pty Ltd is named as having prepared Vale’s Moatize coal reserve estimate.
Yours Sincerely,

/s/ Craig Morley Craig Morley
Chief Executive Officer — Snowden Mining Industry Consultants Pty Ltd

25 February 2011